W E L L I N G T O N M A N A G E M E N T

Code of Ethics

Personal Investing

Gifts and Entertainment

Outside Activities

Client Confidentiality

1 August 2013

The reputation of a thousand years may be determined by the conduct of one hour.

  Ancient proverb

A Message from Our CEO

Wellington Management s reputation is our most valuable asset, and it is built on trust trust that we will always put our clients interests first and that our actions will fully meet our obligations as fiduciaries for our clients.

Our personnel around the world play a critical role in ensuring that we continue to earn this trust. We must all adhere to the highest standards of profes -sional and ethical conduct. We must be sensitive to situations that may give rise to an actual conflict or the appearance of a conflict with our clients interests, or have the potential to cause damage to the firm s reputation. To this end, each of us must act with integrity, honesty, and dignity.

We must all remain vigilant in protecting the interests of our clients before our own, as reflected in our guiding principle: client, firm, self. If our standards slip or our focus wanes, we risk the loss of everything we have worked so hard to build together over the years.

Please take the time to read this Code of Ethics, learn the rules, and determine what you need to do to comply with them and continue to build on our clients trust and confidence in Wellington Management.

Perry M. Traquina

Chairman and Chief Executive Officer

Table of Contents
Standards of Conduct	3
Who Is Subject to the Code of Ethics?	3
Personal Investing	4
Which Types of Investments and Related Activities Are Prohibited?	4
Which Investment Accounts Must Be Reported?	4
What Are the Reporting Responsibilities for All Personnel?	5
What Are the Preclearance Responsibilities for All Personnel?	6
What Are the Additional Requirements for Investment Professionals?	8
Gifts and Entertainment	9
Outside Activities	10
Client Confidentiality	10
How We Enforce Our Code of Ethics	10
Closing	10

Before You Get Started: Accessing the Code of Ethics System

The Code of Ethics System is accessible through the Intranet under Applications or direct access: https://wellmanage. ptaconnect. com/pta/pages/logon. jsp .

Wellington Management

Code of Ethics

Standards of Conduct

Our standards of conduct are straightforward and essential. Any transaction or activity that violates either of the standards of conduct below is prohibited, regardless of whether it meets the technical rules found elsewhere in the Code of Ethics.

We act as fiduciaries to our clients. Each of us must put our clients interests above our own and must not take advantage of our management of clients assets for our own benefit. Our firm s policies and procedures implement these principles with respect to our conduct of the firm s business. This Code of Ethics implements the same principles with respect to our personal conduct. The procedures set forth in the Code govern specific transactions, but each of us must be mindful at all times that our behavior, including our personal investing activity, must meet our fiduciary obligations to our clients.

We act with integrity and in accordance with both the letter and the spirit of the law. Our business is highly regulated, and we are committed as a firm to compliance with those regulations. Each of us must also recognize our obligations as individuals to under -stand and obey the laws that apply to us in the conduct of our duties. They include laws and regulations that apply specifically to investment advisors, as well as more broadly applicable laws ranging from the prohibition against trading on material nonpublic information and other forms of market abuse to anticorruption statutes such as the US Foreign Corrupt Practices Act and the Council of Europe s Criminal Law Convention on Corruption. The firm provides training on their requirements. Each of us must take advantage of these resources to ensure that our own conduct complies with the law.

Who Is Subject to the Code of Ethics?

Our Code of Ethics applies to all partners and employees of Wellington Management Company, llp , and its affiliates around the world. Its restrictions on personal investing also apply to temporary per -sonnel (including co - ops and interns) and consul -tants whose tenure with Wellington Management exceeds 90 days and who are deemed by our Chief Compliance Officer to have access to nonpublic investment research, client holdings, or trade infor -mation.

All Wellington Management personnel receive a copy of the Code of Ethics (and any amendments) and must certify, upon joining the firm and annually thereafter, that they have read and understood it and have complied with its requirements.

Adherence to the Code of Ethics is a basic condition of employment. Failure to adhere to our Code of Ethics may result in disciplinary action, including termination of employment.

If you have any doubt as to the appropriateness of any activity, believe that you have violated the Code, or become aware of a violation of the Code by another individual, you should consult the manager of the Code of Ethics Team, Chief Compliance Officer, General Counsel, or Chair of the Ethics Committee.

General questions regarding our Code of Ethics may be directed to the Code of Ethics Team via email at #Code of Ethics Team or through the Code of Ethics hotline, 617-790 - 8330 (x68330).

Code of Ethics

Wellington Management

Personal Investing

As fiduciaries, each of us must avoid taking personal
advantage of our knowledge of investment activity in
client accounts. Although our Code of Ethics sets out
a number of specific restrictions on personal investing
designed to reflect this principle, no set of rules can
anticipate every situation. Each of us must adhere to
the spirit, and not just the letter, of our Code in meet-
ing this fiduciary obligation to our clients.

Which Types of Investments and Related Activities
Are Prohibited?

Short-Term Trading

You are prohibited from profiting from the
purchase and sale (or sale and purchase) of the
same or equivalent securities within 60 calendar days.
For example, if you buy shares of stock (or options on
such shares) and then sell those shares within 60 days
at a profit, an exception will be identified and any gain
from the transactions must be surrendered. Gains are
calculated based on a last in, first out (LIFO) method
for purposes of this restriction. This short-term trad -
ing rule does not apply to securities exempt from
the Code s preclearance requirements.

Our Code of Ethics prohibits the following personal
investments and investment-related activities:
" Purchasing or selling the following:	" Taking a profit from any trading activity within a 60
calendar day window (see circle for more detail)
Initial public offerings (IPOs) of any securities	" Using a derivative instrument to circumvent a
Securities of an issuer being bought or sold	restriction in the Code of Ethics
on behalf of clients until one trading day after
such buying or selling is completed or canceled	Which Investment Accounts Must Be Reported?
Securities of an issuer that is the subject of	You are required to report any investment account
a new, changed, or reissued but unchanged	over which you exercise investment discretion or
action recommendation from a global industry	from which any of the following individuals enjoy
research or fixed income credit analyst until	economic benefits: (i) your spouse, domestic partner,
two business days following issuance or reissu-	or minor children, and (ii) any other dependents
ance of the recommendation	living in your household,
Securities of an issuer that is mentioned at the	and
Morning Meeting or the Early Morning Meeting	that holds or is capable of holding any of the following
until two business days following the meeting	covered investments:
Securities that are the subject of a firmwide	" Shares of stocks, ADRs, or other equity securities
restriction	(including any security convertible into equity
Single-stock futures	securities)
Options with an expiration date that is within	" Bonds or notes (other than sovereign government
60 calendar days of the transaction date	bonds issued by Canada, France, Germany, Italy,
HOLDRS (HOLding Company Depositary	Japan, the United Kingdom, or the United States,
ReceiptS)	as well as bankers acceptances, CDs, commercial
Securities of broker/dealers (or their affiliates)	paper, and high-quality, short-term debt instruments)
that the firm has approved for execution of cli-	" Interest in a variable annuity product in which
ent trades	the underlying assets are held in a subaccount
Securities of any securities market or exchange	managed by Wellington Management
on which the firm trades on behalf of clients	" Shares of exchange-traded funds (ETFs)
" Effective 1 September 2013, purchasing an equity	" Shares of closed-end funds
security if your aggregate ownership of the equity	" Options on securities
security exceeds 0.5% of the total shares outstand-	" Securities futures
ing of the issuer

Wellington Management

Code of Ethics

Web Resource: Wellington-Managed Fund List

An up - to - date list of funds managed by Wellington
Management is available through the Code of Ethics System
under Documents. Please note that any transactions in
Wellington - Managed funds must comply with the funds' rules on short- term trading of fund shares.

" Interest in private placement securities (other than
Wellington Management Sponsored Products)
" Shares of funds managed by Wellington
Management (other than money market funds)
Please see Appendix A for a detailed summary of
reporting requirements by security type.
For purposes of the Code of Ethics, these invest-
ment accounts are referred to as reportable accounts .
Examples of common account types include broker-
age accounts, retirement accounts, employee stock
compensation plans, and transfer agent accounts.
Reportable accounts also include those from which
you or an immediate family member may benefit
indirectly, such as a family trust or family partner-
ship, and accounts in which you have a joint owner-
ship interest, such as a joint brokerage account.

Please contact the Code of Ethics Team for guidance
if you hold any securities in physical certificate form.

Still Not Sure? Contact Us
If you are not sure if a particular account is
required to be reported, contact the Code of Ethics
Team by email at #Code of Ethics Team or through the
Code of Ethics hotline, 617-790 - 8330 (x68330).

Accounts Not Requiring Reporting
You do not need to report the following accounts
via the Code of Ethics System since the administra-
tor will provide the Code of Ethics Team with access
to relevant holdings and transaction information:
" Accounts maintained within the Wellington
Retirement and Pension Plan or similar firm-
sponsored retirement or benefit plans identified
by the Ethics Committee
" Accounts maintained directly with Wellington
Trust Company or other Wellington Management
Sponsored Products

Although these accounts do not need to be reported,
your investment activities in these accounts must
comply with the standards of conduct embodied in
our Code of Ethics.

Managed Account Exemptions
An account from which you or immediate family
members could benefit financially, but over which
neither you nor they have any investment discretion
or influence (a managed account ), may be exempted
from the Code of Ethics personal investing re -
quirements upon written request and approval. An
example of a managed account would be a profes -
sionally advised account about which you will not
be consulted or have any input on specific transac -
tions placed by the investment manager prior to
their execution. To request a managed account
exemption, you must complete a Managed Account
Letter (available online via the Code of Ethics
System) and return it the Code of Ethics Team.

Web Resource: Managed Account Letter

To request a managed account exemption, complete the
Managed Account Letter available through the Code of Ethics
System under Documents.

What Are the Reporting Responsibilities for All
Personnel?

Initial and Annual Holdings Reports
You must disclose all reportable accounts and all
covered investments you hold within 10 calendar
days after you begin employment at or association
with Wellington Management. You will be required
to review and update your holdings and securities
account information annually thereafter.

For initial holdings reports, holdings information
must be current as of a date no more than 45 days
prior to the date you became covered by the Code of
Ethics. Please note that you cannot make personal trades
until you have filed an initial holdings report via the
Code of Ethics System on the Intranet.

For subsequent annual reports, holdings informa-
tion must be current as of a date no more than 45
days prior to the date the report is submitted. Please
note that your annual holdings report must account for
both volitional and non - volitional transactions.

Code of Ethics

Wellington Management

Quarterly Transactions Reports

Non-volitional transactions include:

Investments made through automatic dividend reinvestment or rebalancing plans and stock purchase plan acquisitions

Transactions that result from corporate actions applicable to all similar security holders (such as splits, tender offers, mergers, and stock dividends)

At the time you file your initial and annual reports, you will be asked to confirm that you have read and understood the Code of Ethics and any amendments.

Duplicate Statements and Trade Confirmations

For each of your reportable accounts, you are required to provide duplicate statements and duplicate trade confirmations to Wellington Management. To arrange for the delivery of duplicate statements and trade confirmations, please contact the Code of Ethics Team for the appropriate form. Return the completed form to the Code of Ethics Team, which will submit it to the brokerage firm on your behalf. If the brokerage firm or other firm from which you currently receive statements is not able to send state -ments and confirmations directly to Wellington Management, you will be required to submit copies promptly after you receive them, unless you receive an exemption from this requirement under the procedures outlined on page 7.

Web Resource: How to File Reports on the Code of Ethics System

Required reports must be filed electronically via the Code of Ethics System. Please see the Code of Ethics System s homepage for more details.

You must submit a quarterly transaction report no later than 30 calendar days after quarter- end via the Code of Ethics System on the Intranet, even if you did not make any personal trades during that quar -ter. In the reports, you must either confirm that you did not make any personal trades (except for those resulting from non -volitional events) or provide information regarding all volitional transactions in covered investments.

What Are the Preclearance Responsibilities for All Personnel?

Preclearance of Publicly Traded Securities

You must receive clearance before buying or selling stocks, bonds, options, and most other publicly traded securities in any reportable account. A full list of the categories of publicly traded securities requiring preclearance, and of certain exceptions to this requirement, is included in Appendix A . Transactions in accounts that are not reportable accounts do not require preclearance or reporting.

Preclearance requests must be submitted online via the Code of Ethics System, which is accessible through the Intranet. If clearance is granted, the approval will be effective for a period of 24 hours. If you preclear a transaction and then place a limit order with your broker, that limit order must either be executed or expire at the end of the 24 -hour period.

If you want to execute the order after the 24 - hour period expires, you must resubmit your preclearance request.

If you have questions regarding the preclearance requirements, please refer to the FAQs available on the Code of Ethics System or contact the Code of Ethics Team.

Please note that preclearance approval does not alter your responsibility to ensure that each personal securities transaction complies with the general standards of conduct, the reporting requirements, the restrictions on short- term trad -ing, or the special rules for investment profession -als set out in our Code of Ethics.

Wellington Management

Code of Ethics

Web Resource: How to File a Preclearance
Request

Preclearance must be obtained using the Code of Ethics System.
Once the necessary information is submitted, your preclearance request will be approved or denied within seconds.

Caution on Short Sales, Margin Transactions,
and Options
You may engage in short sales and margin transac-
tions and may purchase or sell options provided
you receive preclearance and meet all other applica-
ble requirements under our Code of Ethics (includ-
ing the additional rules for investment professionals
described on page 8). Please note, however, that these
types of transactions can have unintended consequences.
For example, any sale by your broker to cover a
margin call or to buy in a short position will be in
violation of the Code unless precleared. Likewise,
any volitional sale of securities acquired at the expi-
ration of a long call option will be in violation of
the Code unless precleared. You are responsible for
ensuring any subsequent volitional actions relating
to these types of transactions meet the requirements
of the Code.

Preclearance of Private Placement Securities
You cannot invest in securities offered to poten -
tial investors in a private placement without first
obtaining prior approval. Approval may be granted
after a review of the facts and circumstances,
including whether:

To request approval, you must submit a Private
Placement Approval Form (available online via the
Code of Ethics System) to the Code of Ethics Team.
Investments in our own privately offered investment
vehicles (our Sponsored Products), including collec-
tive investment funds and common trust funds
maintained by Wellington Trust Company, na , our
hedge funds, and our non -US domiciled funds
(Wellington Management Portfolios), have been
approved under the Code and therefore do not
require the submission of a Private Placement
Approval Form.

Web Resource: Private Placement Approval Form

To request approval for a private placement, complete the
Private Placement Approval Form available through the Code of
Ethics System under Documents.

Requests for Exceptions to Preclearance Denial,
Other Trading Restrictions, and Certain Reporting
Requirements
The Chief Compliance Officer may grant an excep -
tion from preclearance, other trading restrictions,
and certain reporting requirements on a case - by-
case basis if it is determined that the proposed con-
duct involves no opportunity for abuse and does not
conflict with client interests. Exceptions are expected
to be rare. If you wish to seek an exception to these
restrictions, you must submit a written request to
the Code of Ethics Team describing the nature of the
exception and the reason(s) it is being sought.

  an investment in the securities is likely to result in future conflicts with client accounts (e.g., upon a future public offering), and you are being offered the opportunity due to your employment at or association with Wellington Management.

If you have questions regarding whether an invest-
ment would be deemed a private placement security
under the Code, please refer to the FAQs about
private placements available on the Code of Ethics
System, or contact the Code of Ethics Team.

Code of Ethics

Wellington Management

What Are the Additional Personal Trading Requirements for Investment Professionals?

If you are a portfolio manager, research analyst, or other investment professional who has portfolio management responsibilities for a client account (e.g., designated portfolio managers, backup portfolio managers, investment team members), or who otherwise has direct authority to make decisions to buy or sell securities in a client account (referred to here as an investment professional), you are required to adhere to additional rules and restrictions on your personal securities transactions. However, as no set of rules can anticipate every situation, you must remember to place our clients interests first whenever you transact in securities that are also held in client accounts you manage.

The following provisions of the code are intended to allow investment professionals to make long-term investments in securities. However, you may not be able to sell personal investments for extended periods of time and therefore should consider the liquidity, tax planning, market, and similar risks associated with making personal investments in securities of an issuer that are or may be held in client accounts.

  Investment Professional Blackout Periods You cannot buy or sell a security for a period of seven calendar days before or after any transaction in the same issuer by a client account for which you serve as an investment professional. Effective 1 September 2013, you cannot buy or sell a security for a period of 14 calendar days before or after any transaction in the same issuer by a client account for which you serve as an investment professional.
  In addition, effective 1 September 2014, you may not sell personal holdings in a security of the same issuer that is held by a client account for which you serve as an investment professional until the later of the following periods: (i) one calendar year from the date of your last purchase and (ii) 90 calendar days after all of your client accounts liquidate all holdings of the same issuer.
  If you anticipate receiving a cash flow or redemption request in a client portfolio that will result in the purchase or sale of securities that you also hold in your per- sonal account, you should take care to avoid transactions in those securities in your personal account in the days leading up to the client transactions. However, unanticipated cash flows and redemptions in client accounts and unexpected market events do occur from time to time, and a personal trade made in the prior seven (or 14) days should never prevent you from buying or selling a security in a client account if the trade would be in the client s best interest. If you find yourself in that sit- uation and need to buy or sell a security in a client account within the seven (or 14) cal- endar days following your personal trans- action in a security of the same issuer, you should notify the Code of Ethics Team (by email at #Code of Ethics Team or through the Code of Ethics Hotline, 617-790-8330 [x68330]) or your local compliance officer in advance of placing the trade. If you are unable to reach any of those individuals and the trade is time sensitive, you should proceed with the client trade and notify the Code of Ethics Team promptly after submit- ting it.
  Short Sales by an Investment Professional An investment professional may not person- ally take a short position in a security of an issuer in which he or she holds a long posi- tion in a client account.

Wellington Management

Code of Ethics

Gifts and Entertainment

Our guiding principle of client, firm, self also
governs the receipt of gifts and entertainment from
clients, consultants, brokers, vendors, companies in
which we may invest, and others with whom the
firm does business. As fiduciaries to our clients, we
must always place our clients interests first and
cannot allow gifts or entertainment opportunities to
influence the actions we take on behalf of our clients.
In keeping with this standard, you must follow sev-
eral specific requirements:

Accepting Gifts You may only accept gifts of
nominal value, which include promotional items,
flower arrangements, gift baskets, and food, as well
as other gifts with an approximate value of less than
US$100 or the local equivalent. You may not ac-
cept a gift of cash, including a cash equivalent such
as a gift certificate or a security, regardless of the
amount. If you receive a gift that violates the Code,
you must return the gift or consult with the Chief
Compliance Officer to determine appropriate action
under the circumstances.

Accepting Entertainment Opportunities The firm
recognizes that participation in entertainment op -
portunities with representatives from organizations
with which the firm does business, such as consul-
tants, brokers, vendors, and companies in which we
may invest, can help to further legitimate business
interests. However, participation in such entertain-
ment opportunities should be infrequent, and you
may participate only if:
1
a representative of the hosting organization is present,
2
the primary purpose of the event is to discuss busi-
ness or to build a business relationship,

and
3
the opportunity meets the additional requirements
below.

Lodging and Air Travel You may not accept a gift of
lodging or air travel in connection with any entertain-
ment opportunity. If you participate in an entertain-
ment opportunity for which lodging or air travel is
paid for by the host, you must reimburse the host for
the equivalent cost, as determined by Wellington Man-
agement s travel manager.

Additional Reimbursement Requirements You must
receive prior approval from your business manager
and reimburse the host for the full face value of any
entertainment ticket(s) if:
" the entertainment opportunity requires a ticket
with a face value of more than US$200 or the local
equivalent, or is a high -profile event (e.g., a major
sporting event),

" you wish to accept more than one ticket, or

" the host has invited numerous Wellington
Management representatives.

Business managers must clear their own participa -
tion under the circumstances described above with
the Chief Compliance Officer or Chair of the Ethics
Committee.

Please note that even if you pay for the full face
value of a ticket, you may attend the event only if
the host is present . Whenever possible, you should
arrange for any required reimbursement prior to
attending an entertainment event.

Soliciting Gifts, Entertainment Opportunities, or
Contributions In your capacity as a partner or
employee of the firm, you may not solicit gifts,
entertainment opportunities, or charitable or politi-
cal contributions for yourself, or on behalf of clients,
prospects, or others, from brokers, vendors, clients, or
consultants with whom the firm conducts business or
from companies in which the firm may invest.

Sourcing Entertainment Opportunities You may
not request tickets to entertainment events from the
firm s Trading department or any other Wellington
Management department, partner, or employee, nor
from any broker, vendor, company in which we may
invest, or other organization with which the firm
conducts business.

Code of Ethics

Wellington Management

Outside Activities

While the firm recognizes that you may engage in busi-
ness or charitable activities in your personal time, you
must take steps to avoid conflicts of interest between
your private interests and our clients interests. As a
result, all significant outside business or charitable
activities (e.g., directorships or officerships) must be
approved by your business manager and by the Chief
Compliance Officer, General Counsel, or Chair of the
Ethics Committee prior to the acceptance of such a
position (or if you are new, upon joining the firm).
Approval will be granted only if it is determined that
the activity does not present a significant conflict of
interest. Directorships in public companies (or compa-
nies reasonably expected to become public companies)
will generally not be authorized, while service with
charitable organizations generally will be permitted.

Officers of the firm can only seek additional employ-
ment outside of Wellington Management with the
prior written approval of the Human Resources
department. All new employees are required to
disclose any outside employment to the Human
Resources department upon joining the firm.

Client Confidentiality

Any nonpublic information concerning our clients
that you acquire in connection with your employ-
ment at the firm is confidential. This includes infor-
mation regarding actual or contemplated investment
decisions, portfolio composition, research recommen-
dations, and client interests. You should not discuss
client business, including the existence of a client
relationship, with outsiders unless it is a necessary
part of your job responsibilities.

How We Enforce Our
Code of Ethics

Legal and Compliance is responsible for monitor -
ing compliance with the Code of Ethics. Members
of Legal and Compliance will periodically request
certifications and review holdings and transac-
tion reports for potential violations. They may also
request additional information or reports.

It is our collective responsibility to uphold the Code
of Ethics. In addition to the formal reporting require -
ments described in this Code of Ethics, you have a
responsibility to report any violations of the Code. If
you have any doubt as to the appropriateness of any
activity, believe that you have violated the Code, or
become aware of a violation of the Code by another
individual, you should consult the manager of the
Code of Ethics Team, Chief Compliance Officer,
General Counsel, or Chair of the Ethics Committee.

Potential violations of the Code of Ethics will be
investigated and considered by representatives of
Legal and Compliance and/or the Ethics Committee.
All violations of the Code of Ethics will be reported
to the Chief Compliance Officer. Violations are
taken seriously and may result in sanctions or other
consequences, including:
" a warning
" referral to your business manager, senior manage -
ment, and/or the Managing Partners
" reversal of a trade or the return of a gift
" disgorgement of profits or of the value of a gift
" a limitation or restriction on personal investing
" a fine
" termination of employment
" referral to civil or criminal authorities

If you become aware of any potential conflicts of
interest that you believe are not addressed by our
Code of Ethics or other policies, please contact the
Chief Compliance Officer, the General Counsel, or
the manager of the Code of Ethics Team.

Closing

As a firm, we seek excellence in the people we
employ, the products and services we offer, the way
we meet our ethical and fiduciary responsibilities,
and the working environment we create for our-
selves. Our Code of Ethics embodies that commit-
ment. Accordingly, each of us must take care that
our actions fully meet the high standards of conduct
and professional behavior we have adopted. Most
importantly, we must all remember client, firm,
self is our most fundamental guiding principle.

Wellington Management

Appendix A Part 1

No Preclearance or Reporting Required:

Open - end investment funds not managed by Wellington Management 1 Interests in a variable annuity product in which the underlying assets are held in a fund not managed by Wellington Management Direct obligations of the US government (including obligations issued by GNMA and PEFCO) or the governments of Canada, France, Germany, Italy, Japan, or the United Kingdom Cash Money market instruments or other short-term debt instruments rated P -1 or P -2, A -1 or A -2, or their equivalents 2 Bankers acceptances, CDs, commercial paper Wellington Trust Company Pools Wellington Sponsored Hedge Funds Securities futures and options on direct obligations of the US govern -ment or the governments of Canada, France, Germany, Italy, Japan, or the United Kingdom, and associated derivatives Options, forwards, and futures on commodities and foreign exchange, and associated derivatives Transactions in approved managed accounts

Reporting of Securities Transactions Required (no need to preclear and not subject to the 60-day holding period):

Open - end investment funds managed by Wellington Management 1 (other than money market funds) Interests in a variable annuity or insurance product in which the underly -ing assets are held in a fund managed by Wellington Management Futures and options on securities indices ETFs listed in Appendix A Part 2 and derivatives on these securities Gifts of securities to you or a reportable account Gifts of securities from you or a reportable account Non - volitional transactions (splits, tender offers, mergers, stock divi -dends, dividend reinvestments, etc.)

Appendix A Part 1

Preclearance and Reporting of Securities Transactions Required:

Bonds and notes (other than direct obligations of the US government or the governments of Canada, France, Germany, Italy, Japan, or the United Kingdom, as well as bankers acceptances, CDs, commercial paper, and high - quality, short-term debt instruments) Stock (common and preferred) or other equity securities, including any security convertible into equity securities Closed - end funds ETFs not listed in Appendix A Part 2 American Depositary Receipts Options on securities (but not their non - volitional exercise or expiration) Warrants Rights Unit investment trusts

Prohibited Investments and Activities:

Initial public offerings (IPOs) of any securities HOLDRS ( HOL ding Company D epositary R eceipt S ) Single - stock futures Options expiring within 60 days of purchase

Securities being bought or sold on behalf of clients until one trading day after such buying or selling is completed or canceled Securities of an issuer that is the subject of a new, changed, or reissued but unchanged action recommendation from a global industry research or fixed income credit analyst until two business days following issuance or reissuance of the recommendation

Securities of an issuer that is mentioned at the Morning Meeting or the Early Morning Meeting until two business days following the meeting Securities on the firmwide restricted list Profiting from any short-term (i.e., within 60 days) trading activity Securities of broker/dealers or their affiliates with which the firm conducts business Securities of any securities market or exchange on which the firm trades Using a derivative instrument to circumvent the requirements of the Code of Ethics

This appendix is current as of October 1, 2008, and may be amended at the discretion of the Ethics Committee.

1 A list of funds advised or subadvised by Wellington Management ( Wellington-Managed Funds ) is available online via the Code of Ethics System. However, you remain responsible for confirming whether any particular investment represents a Wellington-Managed Fund.

2 If the instrument is unrated, it must be of equivalent duration and comparable quality.

Appendix A Part 2

Wellington Management

Appendix A Part 2

ETFs Approved for Personal Trading Without Preclearance (but Requiring Reporting)

Country in category title indicates location of listing exchange.

TICKER	NAME	TICKER	NAME	TICKER	NAME

United States: Equity		RSX	MARKET VECTORS RUSSIA ETF	VCSH	VANGUARD SHORT-TERM CORPORATE

AAXJ	ISHARES MSCI ALL COUNTRY ASIA	RWM	PROSHARES SHORT RUSS	United States: Commodity Trusts and ETNs

ACWI	ISHARES MSCI ACWI INDEX FUND	RWR	SPDR DOW JONES REIT ETF	AMJ	JPMORGAN ALERIAN MLP INDEX ETN

BRF	MARKET VECTORS BRAZIL SMALL-CA	RWX	SPDR DJ INTL REAL ESTATE	CORN	CORN ETF

DIA	SPDR DJIA TRUST ETF	SCZ	ISHARES MSCI EAFE SMALL CAP IN	COW	IPATH DJ-UBS LIVESTOCK SUBINDX

DVY	ISHARES DOW JONES SELECT DIVID	SDS	PROSHARES ULTRASHORT S&P500	DBA	POWERSHARES DB AGRICULTURE FND

ECH	ISHARES MSCI CHILE INVESTABLE	SDY	SPDR DIVIDEND ETF	DBB	POWERSHARES DB BASE METALS FUN

EEB	GUGGENHEIM BRIC ETF	SH	PROSHARES SHORT S&P500	DBC	DB COMMODITY INDEX TRACKING FU

EEM	ISHARES MSCI EMERGING MARKETS	SKF	PROSHARES ULTRASHORT FINANCIAL	DBE	POWERSHARES DB ENERGY FUND

EFA	ISHARES MSCI EAFE INDEX FUND	SPY	SPDR S&P 500 ETF TRUST	DBO	POWERSHARES DB OIL FUND

EFG	ISHARES MSCI EAFE GROWTH INDEX	SRS	PROSHARES ULTRASHORT REAL ESTA	DBP	POWERSHARES DB PRECIOUS METALS

EFV	ISHARES MSCI EAFE VALUE INDEX	SSO	PROSHARES ULTRA S&P500	DGZ	POWERSHARES DB GOLD SHORT ETN

EPI	WISDOMTREE INDIA EARNINGS FUND	TWM	PROSHARES ULTRASHORT RUSS2000	DJP	IPATH DJ-UBS COMMIDTY

EPP	ISHARES MSCI PAC EX-JAPAN FD	UWM	PROSHARES ULTRA RUSSELL	DNO	UNITED STATES SHORT OIL FUND L

EWA	ISHARES MSCI AUSTRALIA INDEX F	UYG	PROSHARES ULTRA FINANCIALS	GAZ	IPATH DJ-UBS NAT GAS SUBINDEX

EWC	ISHARES MSCI CANADA INDEX FUND	VB	VANGUARD SMALL-CAP VIPERS	GLD	SPDR GOLD SHARES

EWG	ISHARES MSCI GERMANY INDEX FD	VBK	VANGUARD SMALL-CAP GROWTH VIPE	GLL	PROSHARES ULTRASHORT GOLD

EWH	ISHARES MSCI HONG KONG IDX FD	VBR	VANGUARD SMALL-CAP VALUE VIPER	GSG	ISHARES S&P GSCI COMMODITY IND

EWJ	ISHARES MSCI JAPAN IDX FD	VEA	VANGUARD MSCI EAFE ETF	JJA	IPATH DJ-UBS AGRICULTURE SUBIN

EWM	ISHARES MSCI MALAYSIA IDX FUND	VEU	VANGUARD FTSE ALL-WORLD EX-US	JJC	IPATH DJ-UBS COPPER SUBINDEX

EWS	ISHARES MSCI SINGAPORE INDEX F	VGK	VANGUARD MSCI EURO ETF	JJE	IPATH DJ-UBS ENERGY SUBINDEX

EWT	ISHARES MSCI TAIWAN INDEX FUND	VIG	VANGUARD DIVIDEND APPRECIATION	JJG	IPATH DJ-UBS GRAINS SUBINDEX

EWU	ISHARES MSCI UK INDEX FUND	VNQ	VANGUARD REIT VIPERS	JJM	IPATH DJ-UBS INDUSTRIAL METALS

EWY	ISHARES MSCI SOUTH KOREA INDEX	VO	VANGUARD MID-CAP VIPERS	JJN	IPATH DJ-UBS NICKEL SUBINDEX

EZU	ISHARES MSCI EMU INDEX FUND	VPL	VANGUARD MSCI PACIFIC ETF	JJS	IPATH DJ-UBS SOFTS SUBINDEX

FXI	ISHARES FTSE CHINA 25 INDEX	VTI	VANGUARD TOTAL STOCK MARKET	JJU	IPATH DJ-UBS ALUMINUM SUBINDEX

GDX	MARKET VECTORS GOLD MINERS	VTV	VANGUARD VALUE VIPERS	SGG	IPATH DJ-UBS SUGAR SUBINDEX TR

GDXJ	MARKET VECTORS JUNIOR GOLD MIN	VUG	VANGUARD GROWTH VIPERS	SLV	ISHARES SILVER TRUST

IBB	ISHARES BIOTECH INDEX FUND	VV	VANGUARD LARGE-CAP VIPERS	UCO	PROSHARES ULTRA DJ-UBS CRUDE

ICF	ISHARES COHEN & STEERS REALTY	VWO	VANGUARD MSCI EM MAR	UGA	UNITED STATES GASOLINE FUND LP

IEV	ISHARES S&P EUROPE 350 INX FD	VXX	IPATH S&P 500 VIX	UGL	PROSHARES ULTRA GOLD

IGE	ISHARES S&P GSSI NAT RES IDX	XLB	MATERIALS SEL SECTOR SPDR FUND	UHN	UNITED STATES HEATING OIL LP

IJH	ISHARES S&P MIDCAP 400 IDX FD	XLE	ENERGY SELECT SECTOR SPDR FUND	UNG	UNITED STATES NATL GAS FUND LP

IJJ	ISHARES S&P MIDCAP 400/VALUE	XLF	FINANCIAL SEL SECTOR SPDR FD	USO	UNITED STATES OIL FUND LP

IJK	ISHARES SP MCAP 400/BARRA GTH	XLI	INDUSTRIAL SELECT SECTOR SPDR	ZSL	PROSHARES ULTRASHORT SILVER

IJR	ISHARES SP SMALLCAP 600 IDX FD	XLK	TECHNOLOGY SELECT SECTOR SPDR	United States: Currency Trusts

IJS	ISHARES S&P SMALLCAP 600/BARRA	XLP	CONSUMER STAPLES SELECT SPDR	DBV	POWERSHARES DB G10 CURRENCY HA

IJT	ISHARES SP SMCAP 600/BARRA GTH	XLU	UTILITIES SELECT SECTOR SPDR	EUO	PROSHARES ULTRASHORT EURO

ILF	ISHARES S&P LATIN AMER 40 IDX	XLV	HEALTH CARE SELECT SECTOR SPDR	FXA	CURRENCYSHARES AUD TRUST

INP	IPATH MSCI INDIA INDEX ETN	XLY	CONSUMER DISCRETIONARY SPDR	FXB	CURRENCYSHARES GBP STERL TRUST

IOO	ISHARES S&P GLOBAL 100 INDEX F	XME	SPDR S&P METALS & MINING ETF	FXC	CURRENCYSHARES CAD

IVE	ISHARES SP 500/BARRA VALUE	XOP	SPDR S&P OIL & GAS EXPL AND PROD	FXE	CURRENCYSHARES EURO TRUST

IVV	ISHARES S&P 500 INDEX FUND	United States: Fixed Income		FXF	CURRENCYSHARES SWISS FRANC

IVW	ISHARES S&P 500/BARRA GRTH IDX	AGG	ISHARES BARCLAYS AGGREGATE	FXM	CURRENCYSHARES MEXICAN PESO

IWB	ISHARES RUSSELL 1000 INDEX	BIV	VANGUARD INTERMEDIATE-TERM BON	FXS	CURRENCYSHARES SWEDISH KRONA

IWD	ISHARES RUSSELL 1000 VALUE IND	BND	VANGUARD TOTAL BOND MARKET	FXY	CURRENCYSHARES JPY TRUST

IWF	ISHARES RUSSELL 1000 GROWTH	BOND	PIMCO TOTAL RETURN BOND ETF	UDN	POWERSHARES DB US DOLLAR IND

IWM	ISHARES RUSSELL 2000 INDEX	BSV	VANGUARD SHORT-TERM BOND ETF	UUP	POWERSHARES DB US DOL IND BU

IWN	ISHARES RUSSELL 2000 VALUE	BWX	SPDR BARCLAYS INT TREA BND ETF	YCS	PROSHARES ULTRASHORT YEN

IWO	ISHARES RUSSELL 2000 GROWTH	BZF	WISDOMTREE DREYFUS BRAZILIAN REAL FUND	Australia: Equity

IWP	ISHARES RUSSELL MIDCAP GROWTH	CYB	WISDOMTREE DREYFUS CHINESE YUA	STW.AX	SPDR S&P/ASX 200 FUND

IWR	ISHARES RUSSELL MIDCAP INDEX F	ELD	WISDOMTREE EMERGING MARKETS LO	England: Equity

IWS	ISHARES RUSSELL MIDCAP VALUE I	EMB	JPM EMERGING MARKETS BOND ETF	EUN LN	ISHARES STOXX EUROPE 50

IWV	ISHARES RUSSELL 3000 INDEX	HYG	ISHARES IBOXX $ HIGH YIELD COR	IEEM LN	ISHARES MSCI EMERGING MARKETS

IXC	ISHARES S&P GLOBAL ENERGY SECT	IEF	ISHARES BARCLAYS 7-10 YEAR	FXC LN	ISHARES FTSE CHINA25

IYR	ISHARES DOW JONES US RE IDX	IEI	ISHARES BARCLAYS 3-7 YEAR TREA	IJPN LN	ISHARES MSCI JAPAN FUND

IYW	ISHARES DJ US TECH SECTOR IDX	JNK	SPDR BARCLAYS HIGH YIELD BOND	ISF LN	ISHARES PLC- ISHARES FTSE 100

MDY	SPDR S&P MIDCAP 400 ETF TRUST	LQD	ISHARES IBOXX INVESTMENT GRADE	IUSA LN	ISHARES S&P 500 INDEX FUND

MOO	MARKET VECTORS-AGRI	MBB	ISHARES MBS BOND FUND	IWRD LN	ISHARES MSCI WORLD

OEF	ISHARES S&P 100 INDEX FUND	MUB	ISHARES S&P NATIONAL MUNICIPAL	England Fixed Income

PBW	POWERSHARES WILDERHILL CLEAN E	PCY	POWERSHARES EM MAR SOV DE PT	IEBC LN	ISHARES BARCLAYS CAPITAL EURO

PFF	ISHARES S&P US PREFERRED STOCK	PST	PROSHARES ULTRASHORT LEH 7	Hong Kong: Equity

PGX	POWERSHARES PREFERRED PORTFOLI	SHY	ISHARES BARCLAYS 1-3 YEAR TREA	2800 HK	TRACKER FD OF HONG KONG

PHO	POWERSHARES GLOBAL WATER PORTF	TBF	PROSHARES SHORT 20+ TREASURY	2823 HK	ISHARES FTSE/ XINHUA A50 CHINA

QID	PROSHARES ULTRASHORT QQQ	TBT	PROSHARES ULTRASHORT LEHMAN	2827 HK	BOCI-PRUDENTIAL - W.I.S.E. - C

QLD	PROSHARES ULTRA QQQ	TIP	ISHARES BARCLAYS TIPS BOND FUN	2828 HK	HANG SENG INVESTMENT INDEX FUN

ThisQQQappendixPOWERSHARESis current as QQQTRUSTof October 1, 2008, and may be		TLT at the	ISHARES BARCLAYSof the 20+ YEAR TREA .	2833 HK	HANG SENG INVESTMENT INDEX FD

RSP	RYDEX S&P EQUAL WEIGHT

12

This appendix is current as of October 22, 2012, and may be amended at the discretion of the Ethics Committee.

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